STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG                                                      LEASE

        THIS LEASE, made and entered into this the 5th day of January,1999, by and between BEACON INVESTMENT CORPORATION, a North Carolina corporation, hereinafter called "LANDLORD," and COCA-COLA BOTTLING CO. CONSOLIDATED, a Delaware corporation, hereinafter called "TENANT";

                                   WITNESSETH:

        THAT for and in consideration of the mutual agreements of the parties, including the rental agreed to be paid by Tenant to Landlord, Landlord hereby leases to Tenant, and Tenant leases and rents from Landlord the following described premises on the terms and conditions hereinafter set forth, to wit:

                                    ARTICLE I

                                BASIC LEASE TERMS

        Section 1.  Commencement, Termination and Base Rent.

Buildings:                       1900 Rexford Road (the "REXFORD BUILDING")
                                 6301 Morrison Boulevard (the "MORRISON BUILDING")
Location of Premises:            See Exhibit B attached hereto.

Rentable Area of Building:       Rexford Building: 108,668 square feet
                                 Morrison Building: 65,000 square feet

Rentable Area of Premises:       See Exhibit B attached hereto.

Lease Term:
   Commencement Date:            January 5, 1999
   Termination Date:             December 31, 2008

Base Rent:
   Initial Annual Base Rent:     $2,794,620.00
   Initial Quarterly Base Rent:  $698,655.00

        Section 2.  Address of Landlord and Tenant; Notices.

Rental and Other Payments To:               Beacon Investment Corporation
                                            Attn: Ms. Karen D'Eredita
                                            1900 Rexford Rd.
                                            Charlotte, NC 28211

Correspondence To:                          Beacon Investment Corp.
                                            Attn: J. Frank Harrison, III
                                            P.O. Box 31487
                                            Charlotte, NC 28231

Address of Tenant:                          Coca-Cola Bottling Co. Consolidated
                                            Attn:  Mr. Mike Perkis
                                            1900 Rexford Rd.
                                            Charlotte, NC  28211

        All sums of money to be paid to Tenant by Landlord and all written notices by Landlord to Tenant shall be delivered to the address for the Premises (as hereinafter defined) as set forth above unless a different address for Tenant is set forth above.

        All sums of money to be paid to Landlord by Tenant and all written notices by Tenant to Landlord shall be delivered to the respective addresses of Landlord as set forth above.

        All notices required or permitted under this Lease shall be in writing, signed by the party giving such notice and transmitted by certified mail, postage prepaid, and shall be deemed given when deposited in an official depository of the United States Mails. Either party may change the address to which money due or notices shall be sent by giving the other party written notice of such change of address.

        Tenant hereby appoints as its agent for service of process in all dispossessory, distraint and summary ejectment proceedings which may be brought against it by Landlord, any person occupying the Premises, provided that if no person is occupying the Premises, then Tenant agrees that such service may be made by attachment thereof to the main entrance to the Premises; provided, Landlord additionally delivers a copy of such service of process to the Tenant at the address set forth above.

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

                                   ARTICLE II

                                 LEASED PREMISES

        Section 1. Description of Premises. The Premises this day leased and demised (hereinafter called the "PREMISES") are to be located within the Buildings identified in Article I (hereinafter called the "BUILDINGS"; each a "BUILDING") which are located on the real property described in Exhibit A attached hereto and incorporated herein by reference (said land and the buildings and improvements thereon being herein called the "PROPERTY"). The Premises are shown as outlined on the floor plans of the Buildings attached hereto as Exhibit B and incorporated herein by reference. In addition, the Landlord shall make available to Tenant an area of space located on the first floor entrance area of each Building suitable for placement of a receptionist for Tenant, and Tenant shall be entitled to place a sign identifying the Tenant's corporate name and products in each such receptionist's area.

        Section 2. Tenant's Acceptance of Property. Except as specifically provided to the contrary in Exhibit C attached to this Lease, Tenant shall accept the Premises in "as is" condition and Landlord shall have no obligation to upfit the same. Except as expressly set forth herein, neither Landlord nor its agents have made any representations with respect to the Premises, the Buildings or the Property and no rights, easements or licenses are acquired by the Tenant by implication or otherwise. The taking of possession of the Premises by Tenant shall be conclusive that the Premises and the Buildings were in satisfactory condition at the time possession was taken. In the event that someone other than Landlord constructs any improvements to the Premises, then those improvements must be constructed using, at least, finishes which are standard to the Buildings and according to plans and specifications approved by Landlord in advance, and Tenant will furnish Landlord with a complete set of as-built plans and specifications within sixty (60) days of the completion of these improvements. In all cases, Tenant's mechanical and electrical work, and any penetration of floors, must be performed by Landlord's contractors and subcontractors.

        Section 3. Common Areas. Tenant and its employees, agents, invitees and licensees are granted the right, in common with others and subject to the exclusive control and management thereof at all times by Landlord, to the non-exclusive use of such of the areas as are from time to time designated as common areas by Landlord (the "COMMON AREAS"). These areas shall include the facilities in the Buildings which are designated for the general use, in common, of the occupants of the Buildings, and, to the extent the same are provided, the parking areas, sidewalks, roadways, loading platforms, restrooms, ramps, maintenance and mechanical areas, lobbies, corridors, elevators, stairwells and landscaped areas.

        Section 4. Quiet Enjoyment. The Landlord agrees that the Tenant, on paying the stipulated rental and keeping and performing the agreements and covenants herein contained, shall hold and enjoy the Premises for the term aforesaid, subject, however, to the terms of this Lease.



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

                                   ARTICLE III

                                   LEASE TERM

        Section 1. Term. The term of this Lease shall commence and end on the Commencement Date and Termination Date, respectively, set forth in Article I, subject to any termination right granted herein. However, if due to causes beyond Landlord's reasonable control, including without limitation, the inability of Landlord, despite due diligence, to complete any work that it is obligated to perform in the Premises or to obtain possession of the Premises because of a holdover tenant therein, Landlord is unable to deliver the Premises to Tenant by the Commencement Date, then in such case the Commencement Date and Termination Date shall be deferred by the number of days of such delays.

        At any time prior to said Commencement Date, Tenant shall have the right, at its own risk, to enter upon the Premises for any reasonable purpose expressly permitted by Landlord; provided, however, that such entry shall not interfere with any work being done by or on behalf of Landlord therein, and Tenant shall indemnify Landlord against any loss or liability arising from such entry.

        Section 2. Holding Over. If Tenant continues to occupy the Premises after the last day of the term hereof or after the last day of any renewal or extension of the term hereof and if Landlord elects to accept rent, a monthly tenancy terminable at will by either party be created which shall be on the same conditions as those herein specified, except Tenant shall pay double the monthly rent paid for the last full month of the lease term for each month or partial month during which Tenant retains possession of the Premises and after such expiration of termination date. Tenant shall indemnify Landlord against all liabilities and damages sustained by Landlord by reason of such retention of possession. The provisions of this section shall not constitute a waiver by Landlord of any reentry rights available under this lease or by law.

                                   ARTICLE IV

                                     RENTAL

        Section 1. Base Rental. The Tenant covenants and agrees to pay to Landlord as rental for the Premises the Initial Quarterly Base Rent set forth in
Article I, adjusted as hereinafter provided, on or before the first day of each quarter, in advance, without demand during the term of this Lease at the address set forth in Article I, Section 2; provided, however, that if the term of this Lease does not begin on the first day or end on the last day of a month, the Rental for that partial quarter shall be prorated by multiplying the Quarterly Base Rent by a fraction, the numerator of which is the number of days of the partial quarter included in the term and the denominator of which is the total number of days in the full calendar quarter that is being prorated.

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

        Section 2. Adjustment of Annual and Quarterly Base Rent. On each anniversary of the Commencement Date, the Annual Base Rent shall be adjusted to an increased amount that may result from multiplying the Annual Base Rent, as set forth in Article I, Section 1, by a fraction whose numerator shall be the Consumer Price Index for the month during which such anniversary of the Commencement Date occurs and whose denominator shall be the Consumer Price Index for the month during which the Commencement Date occurs (the annual base rent as increased shall be referred to as the "CPI RENT"). Notwithstanding any term or provision in this Lease to the contrary, in no event shall the Annual or Quarterly Base Rent be less than the Annual or Quarterly Base Rent stated in
Article I, Section 1. The Landlord shall notify the Tenant in writing of any adjusted Annual and Quarterly Base Rent and such notice shall include a detailed computation of the new Annual and Quarterly Base Rent.

        For the purpose of this paragraph, "CPI" shall mean Consumer Price Index published monthly for All Urban Consumers, U.S. City Average, Base Year 1982-84 = 100 issued by the Bureau of Labor Statistics of the United States Department of Labor, or in the event such index is no longer published, then such other index as shall be generally acceptable as being comparable thereto.

        Section 3. Additional Rent. The additional annual rent to be paid by Tenant during the Term shall be based upon changes in the Adjusted Eurodollar Rate (as defined hereinafter) (the "ADDITIONAL RENT") and shall be calculated as provided in this section. For the duration of the Term, for each basis point change in the Adjusted Eurodollar Rate from 5.3125, the Additional Rent shall increase or decrease in the direction corresponding to the Adjusted Eurodollar Rate change, by the amount of $1,900.00 per annum.

        "ADJUSTED EURODOLLAR RATE" as used herein shall mean the Adjusted Eurodollar Rate as defined in Exhibit H for any of the normal time periods (30, 60, 90, or 180 days) for which such rates are made available to qualified borrowers and which shall be mutually agreed to by Landlord and Tenant. If as a result of any government regulations eurodollar loans are unavailable, then the additional annual rent shall be based on a floating rate offered by NationsBank, N.A., in Charlotte, North Carolina, which is acceptable to both parties.

        Exhibit I illustrates computations of the combined annual CPI Rent and Additional Rent at various Adjusted Eurodollar Rates based upon CPI increases of 2% and 1.5% annually. Exhibit I is intended for illustration purposes only; the CPI Rent and Additional Rent payable by Tenant shall be calculated in the manner described in this Lease by applying actual changes in the CPI and the Adjusted Eurodollar Rate.

        Section 4. Adjustment to Rent for Increases in Landlord's Operating Cost. Landlord and Tenant agree that $456,052.00 of the Annual Base Rent represents Landlord's projection of its expenses to operate the Premises during the first year of the Term. Landlord and Tenant further agree that the rent payable hereunder has been calculated in part upon agreed-to service levels and Landlord's current and projected costs to operate the Buildings and the Premises. In the event Landlord's Operating Cost (as defined hereinafter) increase at a rate in excess of the CPI,

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

Landlord will provide written notice to Tenant together with documentation of such increases, and Tenant agrees to increase its rent payments in amounts sufficient to cover such increases in Operating Cost.

        The term "Operating Cost" shall mean and include all costs, expenses, and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the management, operation, maintenance, replacement and repair of all building systems, components and appurtenances according to first class management principles for a building located in Charlotte, North Carolina and according to what is best for the Buildings in the Landlord's judgment. Such costs will include, but will not be limited to, maintenance, operation, and repair of personal property, fixtures, machinery, equipment systems and apparatus used in connection with the Buildings; cleaning; insurance; security; any assessments that may be payable to any Owners' or Merchants' Association on the same basis as other buildings in the area in which the Buildings are located; management fees; utilities; seasonal decorations, redecoration of public areas; contract services; amortization of non-permanent equipment (example: trash containers) which otherwise might be leased; and those items listed on Exhibit D which are not identified in this paragraph.

        Operating Cost shall not include costs for tenant improvements, interest and principal payments on loans for the Building, salaries and other compensation for executive officers of the Landlord or Manager; expenditures for which the Landlord has been reimbursed (other than pursuant to Additional Rent provisions in tenant leases); expenses incurred in enforcing obligations of other tenants; ad valorem personal and real property taxes associated with the ownership and operation of the Building; and capital expenditures or capital leases (except as otherwise provided herein and except for costs associated with capital expenditures or capital leases by Landlord which are the purpose of reducing Operating Cost).

        Section 5. Payment of Annual Base Rent and CPI Rent. Tenant shall pay the Annual Base Rent and CPI Rent in quarterly installments in advance without demand on the first day of each and every quarter during the Term. Due to the delay in the publication of the CPI after its calculation, the amount of the quarterly installments of CPI Rent payable prior to the publication of the CPI during each 12-month period of the Term beginning on the first 12-month anniversary of the Commencement Date shall be based upon the annualized change determined from the CPI most recently published prior to the beginning of the applicable 12-month period. After the CPI for each 12-month period of the Term is published, Landlord shall calculate any adjustment to the CPI Rent needed as a result of such publication, and any amount due Landlord shall be paid by Tenant with the next quarterly installment of CPI Rent. Any amount due Tenant as a result of such an adjustment shall be paid by Landlord within 30 days of the adjustment.

        Section 6. Payment of Additional Rent. Tenant shall pay the Additional Rent in quarterly installments in advance without demand on the first day of each and every quarter during the Term. Each installment of the Additional Rent payable on the first day of each quarter of the Term as provided herein shall be adjusted retroactively at the expiration of each quarter to reflect changes in the Adjusted Eurodollar Rate, as determined pursuant to Section 3

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hereof, during such quarter. Upon such adjustment, Landlord shall refund to
Tenant or Tenant shall pay to Landlord, as appropriate, within ten days of demand therefor, such sums as are necessary for Tenant to have paid the installment of the Additional Rent, as adjusted, which was owed by it for the preceding quarter.

        Section 7. Adjustments to Rent for Lease of Additional Areas of the Building. Should Tenant desire to lease any areas of the Buildings which are not part of the Premises and should such additional areas be available for lease or when such areas become so available, Landlord, upon written notice from Tenant, agrees to lease such areas to Tenant on the same terms and conditions provided in this lease, and such additional areas shall become part of the Premises leased and demised hereunder. The Base Rent then in effect shall be increased by an amount equal to the product of the then existing Base Rent per square foot of the Premises multiplied by the square footage of the additional areas of the Building which Tenant is to lease.

        Section 8. Tenant Services; Adjustments to Rent. Landlord acknowledges that Tenant desires to assume direct responsibility for maintaining, cleaning and insuring certain portions of the Property. In this regard, provided Landlord has approved in writing all contracts for the providing of such services and insurance, Tenant shall be entitled to receive a credit against Annual Base Rent for the providing of such services and insurance in an amount equal to $199,612.87 (the "Rental Credit"). Provided, however, on each anniversary of the Commencement Date, the Rental Credit shall be adjusted to an increased amount that may result from multiplying the Rental Credit, as set forth in the immediately preceding sentence, by a fraction whose numerator shall be the Consumer Price Index for the month during which such anniversary of the Commencement Date occurs and whose denominator shall be the Consumer Price Index for the month during which the Commencement Date occurs. If, at any time during the Lease Term, Tenant desires to assume direct responsibility for providing any additional services for or to the Property, Tenant shall notify Landlord in writing. Provided Landlord agrees to allow Tenant to assume direct responsibility for providing such additional services and provided Landlord approves in writing all contracts for the providing of such services, as reimbursement to Tenant for providing such services, the Rental Credit shall be increased at such time by an amount determined by Landlord. Notwithstanding the foregoing, Landlord may, at any time during the Lease Term, revoke Tenant's right to provide certain services and/or insurance for or to the Property pursuant to this Section 8, whereupon the Rental Credit shall be decreased by an amount determined by Landlord.

        Section 9. Late Payment. If rent or any other payment due hereunder from Tenant to Landlord remains unpaid ten (10) days after said payment is due, the amount of such unpaid rent or other payment shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to five percent (5%) of the amount of the delinquent rent or other payment. The amount of the late charge to be paid for such month shall be computed on the aggregate amount of delinquent rent and other payment then outstanding for such month. Landlord and Tenant agree that such late charge shall not be deemed to be a penalty, it being understood between the parties that late payments by Tenant shall result in additional administrative expense to Landlord

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

which is difficult and impractical to ascertain and that such late charge is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant.

        If rent or any other sums due Landlord by Tenant hereunder shall not be paid within thirty (30) days of its due date, then in such case in addition to the late charge provided for herein above, such rent or other sum shall bear interest beginning on the thirty-first (31st) day after its due date at the rate of eighteen percent (18%) per annum (or, if less, the highest rate allowed by law).

        If rent or any other sums due Landlord by Tenant hereunder is collected by or through an attorney at law, Tenant agrees to pay Landlord's actual and reasonable attorneys' fees incurred with respect thereto not in excess of fifteen percent (15%) of the total sums due, or if the laws of the State of North Carolina in effect at the time of such collection limit the amount so payable as attorneys' fees, then the maximum percentage not in excess of fifteen percent (15%) allowed by such laws, of the amount so collected.

        Nothing herein shall relieve Tenant of the obligation to pay rent or any other payment on or before the date on which any such payment is due, nor in any way limit Landlord's remedies under this Lease or at law in the event said rent or other payment is unpaid after it is due. Amounts due hereunder shall be deemed to be additional rent and the failure to pay the same within ten (10) days after they are due shall constitute a default of this Lease.

        Section 10. Application of Payments Received from Tenant. Landlord, acting in its sole discretion, shall have the right to apply any payments made by Tenant to the satisfaction of any debt or obligation of Tenant to Landlord regardless of the instructions of Tenant as to application of any sum whether such instructions be endorsed upon Tenant's check or otherwise, unless otherwise agreed upon by both parties in writing. The acceptance by Landlord of a check or checks drawn by anyone other than Tenant shall in no way effect Tenant's liability hereunder nor shall it be deemed an approval of any assignment of this Lease by Tenant.

                                    ARTICLE V

                       UTILITIES, SERVICES AND MAINTENANCE

        Section 1. Landlord's Services and Maintenance. Unless otherwise provided by Tenant pursuant to Article IV, Section 8 hereof, Landlord shall provide the following services: (1) maintain a heating and air conditioning unit or units in good condition and repair in the Premises; (2) city water from the Buildings' fixtures for drinking, lavatory and toilet purposes; (3) customary cleaning and janitorial services in the Premises Monday through Friday, excluding Federal holidays in accordance with the janitorial specifications attached hereto as Exhibit G; (4) customary cleaning, mowing, grounds keeping, snow removal and trash removal in the areas of the Buildings; (5) window washing in the Premises, inside and outside, at reasonable intervals; (6) adequate passenger elevator service in common with other tenants of the Buildings; (7) customary security services consistent with first-class office buildings in Charlotte, North

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Carolina comparable to the Buildings; (8) heating, air conditioning, customary cleaning and janitorial services, and electricity for the Common Areas in the Buildings; (9) replacement of lamps (both fluorescent and incandescent) only in the Buildings with standard lighting fixtures as specified by Landlord for the Premises and Common Areas of the Buildings (any lamps for non-Building standard lighting fixtures shall be Tenant's responsibility); and (10) keep the Buildings open to guests, invitees, employees and customers of Tenant Monday through Friday from 8:00 a.m. until 6:00 p.m., excluding federal holidays.

        Landlord shall not be obligated to furnish any services or utilities, other than those stated above. If Landlord elects to furnish services or utilities requested by Tenant, in addition to those listed above or at times other than those stated above, Tenant shall pay to Landlord the prevailing charges for such services and utilities within thirty (30) days after billing. If Tenant fails to make any such payment, Landlord may, without notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of such additional or after-hours services. No such discontinuance of any service shall result in any liability of Landlord to Tenant or be considered an eviction or a disturbance of Tenant's use of the Premises.

        Landlord shall have no liability or responsibility to Tenant for loss or damage should the furnishing of any of the utilities and services as herein provided be prohibited or stopped for repairs, alterations or improvements or by reason of causes beyond Landlord's control including, without limitation, accidents, strikes, storms, Acts of God, labor trouble or disturbances, lockouts or orders or regulations of the federal, state or municipal government.

        The cost of Landlord's performing any maintenance, repair or replacement caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, or the failure of Tenant to perform its obligations under this Lease shall be paid by Tenant, except to the extent of insurance proceeds, if any, actually collected by Landlord with regard to the damage necessitating such repairs.

        Section 2. Tenant's Services and Maintenance. Tenant shall make arrangements directly with the public utility electric company serving the Buildings for all electric power or current required by Tenant in the Premises, including the provision of electric power for heat and air conditioning, and directly with the telephone company or companies for all telephone service required by Tenant. Tenant shall pay for all electric and telephone service used or consumed in the Premises, including the cost of installation of any separate meters.

        Landlord shall not be responsible for the maintenance, repair or replacement of any systems which are located within the Premises and are supplemental or special to the standard systems of either Building, whether installed pursuant to a work letter or otherwise, for any lamps (whether fluorescent or incandescent) for any special or non-Building standard lighting fixtures, or for any floor or wall coverings in the Premises. Tenant shall be responsible for all services; maintenance and repairs not specifically delegated to Landlord hereunder which are required to keep the interior of the Premises in good condition and repair.


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        If heat generating machines or equipment are used in the Premises by
Tenant which affect the temperature otherwise maintained by the heating and air conditioning systems of either Building, Landlord shall have the right to install supplemental air conditioning units in the Premises and the cost of the units, and the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord within thirty (30) days of demand by Landlord.

        Section 3. Extra Services. Whenever Landlord knows that any tenant (including Tenant) is using extra services because of either non-business hour's use or high consumption, Landlord may directly charge that tenant for the extra use and exclude those charges from Operating Cost. Extra services include:

        (i) Non-Business Use. Landlord provided utilities and services required by Tenant during non business hours shall be supplied upon reasonable advance verbal notice. If more than one tenant directly benefits from these services then the cost shall be allocated proportionately between or among the benefiting tenants based upon the amount of time each tenant benefits and the square footage of each leases.

        (ii) Excess Utility Use. Tenant shall not place or operate in the Premises any electrically operated equipment or other machinery, other than typewriters, personal computers, adding machines, reproduction machines, and other machinery and equipment normally used in offices, which will overload the electrical systems of either Building. If Tenant uses any Landlord provided service or utility in excess of that reasonably required for normal office use, Landlord may require payment for such extra use.

        (iii) Payment. Tenant's charges for the utilities and services provided under (i) and (ii) above shall be one hundred and ten percent (110%) of Landlord's actual cost of labor and utilities.

        Tenant's failure to pay the charges in (i) and (ii) above within thirty
(30) days of receiving a proper and correct invoice shall entitle Landlord to the same remedies it has upon Tenant's failure to pay Base Rent, Additional Rent, or any other charges due under this Lease.

                                   ARTICLE VI

                      ALTERATIONS, REPAIRS AND MAINTENANCE

        Section 1. Alterations. Tenant agrees that it will make no alterations, additions or improvements to the Premises without the prior written consent of the Landlord and that all alterations, additions or improvements made by or for the Tenant, including, without limitation, any and all subdividing partitions, walls or railings of whatever type, material or height, excepting movable office furniture installed at the expense of Tenant, shall, when made, become the property of the Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the end of the Lease term, unless Landlord shall notify Tenant to remove same, in which latter event Tenant shall comply to the end that the Premises shall be restored to the same condition in which they were found prior to the Commencement Date, normal wear and tear excepted. Tenant shall not core drill or in any other manner attempt to penetrate or penetrate the floors of the Buildings without obtaining permission of Landlord.

        In the event that Tenant constructs any improvements to the Premises, then those improvements must be constructed (a) using, at least, finishes which are standard to the Buildings and according to plans and specifications and using only contractors and subcontractors approved by Landlord in advance, and
(b) in compliance with all applicable laws, ordinances, rules, building codes, and regulations of Federal, State, municipal and county authorities, including without limitation, the procurement of a building permit, and (c) in a diligent, good and workmanlike manner. Tenant shall obtain a Builders' Risk Insurance Policy in such amount as is reasonably requested by Landlord, naming Landlord as an additional insured and providing that it will not be canceled without giving Landlord at least 15 days prior written notice thereof. Any mechanical or electrical work and any penetration of floors must be performed by Landlord's contractors and subcontractors. Upon completion of any such construction by Tenant, Tenant must furnish Landlord with a complete set of as-built plans and specifications for the same. Tenant will not permit and will indemnify Landlord and hold it harmless from any mechanic's or materialmen's liens against the Premises, in connection with any such improvements.

        Section 2. Right of Entry. The Tenant agrees that Landlord shall have the right to enter and to grant licenses to enter the Premises at any time (a) to examine the Premises, (b) to make alterations and repairs to the Premises or to the Buildings (including the right, during the progress of such alterations or repairs, to keep and store within the Premises all necessary materials, tools and equipment) or (c) to exhibit the Premises to prospective purchasers or tenants and that no such entry shall render the Landlord liable to any claim or cause of action for loss of or damage to property of the Tenant by reason thereof, nor in any manner affect the obligations and covenants of this Lease.

        Section 3.  Tenant's Care of Premises.  Tenant shall:

        (i) keep the Premises and fixtures in good order, including, without limitation, maintenance and repair, including replacement if necessary, of all doors (exterior and interior), all interior plate glass and window glass, and all wall and floor coverings, effecting all such maintenance and repairs at its own expense and employing materials and labor of a kind and quality equal to the original installations;

        (ii) make repairs and replacements to the Premises or Buildings needed because of Tenant's misuse or primary negligence, or as provided in any other provision of this Lease including, without limitation, Section 5 of this Article VI;

        (iii) repair and replace special equipment or decorative treatments above Building standard installed by or at Tenant's request and that serve the Premises only, or any trade fixtures of Tenant, except to the extent the repairs or replacements are needed because of Landlord's


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

misuse or primary negligence, and are not covered by Tenant's insurance or the insurance Tenant is required to carry under Article VIII, Section 2, whichever is greater.

        (iv) if Tenant fails to replace or repair equipment or other installations in or about the Premises as above provided, then immediately after advising Tenant in writing as to the necessity therefore, Landlord may accomplish the required work and add the cost thereof to the next due Quarterly Base Rent, but Tenant shall not be liable to Landlord for any failure to fulfill the obligations of this Section until such time as the Tenant shall be notified, as aforesaid, in writing of the requirements therefor.

        Section 4. Landlord's Repairs. Landlord shall make the repairs and replacements to the Buildings, other than the repair obligations of Tenant outlined in Section 3 and in Article IV, Section 8 hereof, including to the roof, foundation, exterior walls, interior structural walls, all structural components, and all systems, such as mechanical, electrical, HVAC, and plumbing.

        Section 5. Time for Repairs. Repairs or replacements required hereunder shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice or having actual knowledge of the need for a repair or replacement.

        Section 6. Surrendering the Premises. Upon the Termination Date or the date the last extension term, if any, ends, whichever is later, Tenant shall surrender the Premises to Landlord in the same broom clean condition that the Premises were in on the Commencement Date except for:

        (i)  ordinary wear and tear;

        (ii) damage by the elements, fire, and other casualty unless Tenant would be required to repair under Section 3;

        (iii) condemnation;

        (iv) damage arising from any cause not required to be repaired or replaced by Tenant; and

        (v) alterations as permitted by this Lease unless consent was conditioned on their removal.

        On surrender, Tenant shall remove from the Premises its personal property, trade fixtures, and any alterations required to be removed under
Section 1 and repair any damage to the Premises caused by the removal. Any items not removed by Tenant as required above shall be considered abandoned. Landlord may dispose of abandoned items as Landlord chooses and bill Tenant for the cost of their disposal, minus any revenues received by Landlord for their disposal.

                                   ARTICLE VII

                                USE AND COVENANTS

        Section 1. Use and Occupancy. Tenant agrees that the Premises will be used only for general office purposes, that no unlawful use of the Premises will be made, that no sign, name, legend, notice or advertisement of any kind will be fixed, printed, painted or displayed on any part of the Buildings without the prior written approval of Landlord, except that the name and suite number of the Tenant may be displayed in a manner prescribed by Landlord and except as may be provided in Article II, Section 1 hereof.

        Section 2. Parking. Tenant agrees for itself, its employees, agents and invitees to comply with the parking rules contained in the Parking Rules and Regulations attached hereto as Exhibit E together with all reasonable modifications and additions thereto which Landlord may from time to time make. Tenant shall use parking spaces only in a manner which is compatible with the day-to-day general use of the Buildings by its employees, visitors, customers, invitees, guests and other tenants in the Buildings. Tenant agrees that Landlord shall have the right to tow vehicles of Tenant and its employees, agents, guests and visitors that are parked in such a way as to be in violation of the Parking Rules and Regulations.

        Landlord reserves the right from time to time without notice to Tenant to (a) change the location or configuration of the parking areas of the Buildings (the "Parking Areas"), or any portion thereof; (b) change the number of parking spaces located within the Parking Areas, or any portion thereof; (c) install systems to control and monitor parking in the Parking Areas, or any portions thereof, including without limitation, a parking gate and identification card system; (d) utilize parking guards or attendants to supervise and control parking within the Parking Areas and to enforce the parking rules; (e) have full access to the Parking Areas (including the right to close or alter the means of access to the Parking Areas, or portions thereof) to make repairs and alterations thereto, to prevent a taking by adverse possession or prescription or to comply with applicable legal and governmental requirements; (f) modify the parking rules; (g) tow motor vehicles parked in violation of the parking rules; and (h) enforce the parking rules by appropriate legal action.

        Section 3. Rules and Regulations of the Buildings. The Tenant has read the rules and regulations attached hereto as Exhibit F and made a part hereof and hereby agrees to abide by and conform to the same and to such further reasonable rules and regulations as the Landlord may from time to time make or adopt for the care, protection and benefit of the Buildings or the general comfort and welfare of the Buildings' occupants. The Tenant further agrees that the Landlord shall have the right to waive any and all of such rules in the case of any one or more tenants without affecting the Tenant's obligations under this Lease and that the Landlord shall not be responsible to the Tenant for the nonconformance by any other tenant to any rules or regulations.

                                  ARTICLE VIII

                             INSURANCE AND INDEMNITY

        Section 1. Landlord's Insurance. Landlord shall keep the Buildings insured against damage and destruction by fire, earthquake, vandalism, and other perils in the amount of at least 80% of the collective replacement value of the Buildings, as said collective value may exist from time to time. In addition, Landlord shall maintain a policy of commercial general public liability insurance with respect to the Common Areas, covering bodily injury, death and property damage, with a contractual liability endorsement, in the amount of at least ($1,000,000.00) per occurrence and with an aggregate limit of at least One Million Dollars ($1,000,000.00). Landlord's responsibility to insure its Buildings shall not obligate Landlord to insure fixtures or other property of Tenant.

        Section 2. Tenant's Insurance. Tenant shall keep in force, during the full term of this Lease or any renewal or extension thereof, workmen's compensation insurance and public liability insurance issued by a nationally recognized insurance company, with such limits as may be reasonably requested by Landlord from time to time, but with minimum limits not less than $1,000,000.00 in the aggregate on account of bodily injury, including death, or property damage, or both, in any one occurrence. Said policy shall name Landlord as an additional insured and provide that it shall not be canceled for any reason unless and until Landlord is given fifteen (15) days' notice in writing by the insurance company. The insurance policy or other evidence of coverage satisfactory to Landlord shall be deposited with Landlord upon occupancy of Premises by Tenant.

        Section 3. Insurance Criteria. Insurance policies required by this Lease shall:

        (i) be issued by insurance companies licensed to do business in the state of North Carolina with general policyholder's ratings of at least A and the financial rating of at least XI in the most current Best's Insurance Reports available on the Commencement Date. If the Best's ratings are changed or discontinued, the parties shall agree to an equivalent method of rating insurance companies.

        (ii) be primary policies - not as contributing with, or in excess of, the coverage that the other party may carry;

        (iii) be permitted to be carried through a "blanket policy" or "umbrella" coverage; and

        (iv) be maintained during the entire Term and any extension Terms.

        Section 4. Increase in Insurance Premium. If, because of anything done, caused to be done, permitted or omitted by the Tenant, the premium rate for any kind of insurance affecting the Buildings shall be raised, the Tenant agrees that the amount of the increase in premium which the Landlord shall thereby be obligated to pay for such insurance shall be paid by the

Tenant to the Landlord, on demand, and that if the Landlord shall demand that the Tenant remedy the condition which caused the increase in the insurance premium rate, the Tenant will remedy such condition within thirty (30) days after such demand. The Tenant agrees that it shall not do or cause to be done or permit on the Premises, anything deemed more hazardous than use as a normal business office.

        Section 5. Tenant's Indemnity. The Tenant agrees to defend the Landlord and the officers directors, agents, servants and employees of the Landlord against and from any and all claims asserted by or on behalf of any person, firm or corporation arising by reason of injury to any person or property occurring in or about the Premises or the Buildings, occasioned in whole or in part by any act or omission on the part of the Tenant or any employee (whether or not acting within the scope of employment), agent, visitor, licensee, invitees, contractor, subcontractor, assignee or tenant of the Tenant, or by reason or nonperformance of any covenant in this Lease on the part of the Tenant and also for any matter or thing growing out of the occupancy or use of the Premises by the Tenant or anyone holding or claiming to hold through or under the Tenant and to indemnify and hold Landlord harmless from any costs, damages or expenses, including reasonable attorney's fees, resulting from such claims. Tenant agrees to pay for all damage to the Buildings, as well as all damage to tenants or occupants thereof, caused by the misuse or neglect of said Premises, its apparatus or appurtenances by Tenant or any employee (whether or not acting within the scope of employment), agent, visitor, licensee, invitees, contractor, subcontractor, assignee or tenant of the Tenant. Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Buildings or by any owner or occupant of adjoining or contiguous property or by any employee, agent, visitor, licensee, invitees, contractor, subcontractor, assignee or tenant of any such co-tenant or other occupant.

        Section 6. Landlord's Indemnity. Subject to Section 7 below and to any other exclusions from liability contained herein or incorporated herein by reference, the Landlord agrees to indemnify and save harmless the Tenant and the agents, servants and employees of the Tenant from any and all claims for personal injury or death or property damage resulting from incidents occurring in or about the Premises or the Buildings and caused by the negligence or willful misconduct of Landlord, its agents, employees (whether or not acting within the scope of employment).

        Section 7. Tenant's Personal Property. Tenant shall keep its personal property and trade fixtures in the Premises and the Buildings insured with "all risks" insurance in an amount to cover one hundred percent (100%) of the replacement cost of the said property and fixtures. Tenant shall also keep any non-Building standard improvements made to the Premises at Tenant's request insured to the same degree as Tenant's personal property. Notwithstanding any other provision of this Agreement, Tenant agrees that all personal property in the Premises shall be and remain at Tenant's sole risk, and Landlord shall not be liable for any damage to, theft of, or loss of such personal property arising from any acts of negligence of any persons or from fire or from the leaking of the roof or from the bursting, leaking, or overflowing of water, sewer or steam pipes or from any other cause whatsoever; Tenant expressly agrees to indemnify and save Landlord harmless in all such cases.

        Section 8. Waiver of Subrogation. Each party waives claims arising in any manner in its (injured party's) favor and against the other party for loss or damage to injured party's property located within or constituting a part or all of the Buildings. This waiver applies to the extent the loss or damage is covered by the injured party's insurance or the insurance the injured party is required to carry under this Article VIII, whichever is greater. The waiver also applies to each party's directors, officers, employees, shareholders, and agents. The waiver does not apply to claims caused by a party's willful misconduct.

        If despite a party's best efforts it cannot find an insurance company meeting the criteria in Section 3 that will give the waiver at reasonable commercial rates, then it shall give notice to the other party within thirty
(30) days after the Lease's Commencement Date. The other party shall then have thirty (30) days to find an insurance company that will issue the waiver. If the other party also cannot find such an insurance company, then both parties shall be released from their obligation to obtain the waiver.

        If an insurance company is found but it will give the waiver only at rates greater than reasonable commercial rates, then the parties can agree to pay for the waiver under any agreement they can negotiate. If the parties cannot in good faith negotiate an agreement, then both parties shall be released from their obligation to obtain the waiver.

                                   ARTICLE IX

                               DAMAGE TO PREMISES

        Section 1.  Definition.  "Relevant Space" means:

        (i) the Premises as defined in Article II, excluding Tenant's non-Building standard fixtures;

        (ii)  access to the Premises; and

        (iii) any part of the Buildings that provide essential services to the Premises.

        Section 2. Repair of Damage. Subject to Section 5 of this Article IX, if the Relevant Space is damaged in part or whole from any cause and the Relevant Space can be substantially repaired and restored within one hundred and eighty
(180) days from the date of the damage using standard working methods and procedures, Landlord shall at its expense promptly and diligently repair and restore the Relevant Space to substantially the same condition as existed before the damage. This repair and restoration shall be made within one hundred and eighty (180) days from the date of the damage unless the delay is due to causes beyond Landlord's reasonable control.

        If the Relevant Space cannot be repaired and restored within the one hundred and eighty (180) day period, then either party may, within ten (10) days after determining that the repairs and restoration cannot be made within one hundred and eighty (180) days, cancel the Lease by giving notice to the other party. Nevertheless, if the Relevant Space is not repaired and restored within one hundred and eighty (180) days from the date of the damage, then Tenant may cancel the Lease at any time after the one hundred and eightieth (180th) day and before the two hundred and tenth (210th) day following the date of damage. Tenant shall not be able to cancel this Lease if its willful misconduct caused the damage unless Landlord is not promptly and diligently repairing and restoring the Relevant Space.

        Section 3. Abatement. Unless the damage is caused by Tenant's willful misconduct, the Base Rent and Additional Rent shall abate in proportion to that part of the Premises that is unfit for use in Tenant's business. The abatement shall consider the nature and extent of interference to Tenant's ability to conduct business in the Premises and the need for access and essential services. The abatement shall continue from the date the damage occurred until ten (10) business days after Landlord completes the repairs and restoration to the Relevant Space or the part rendered unusable and notice to Tenant that the repairs and restoration are completed, or until Tenant again uses the Premises or the part rendered unusable, whichever is first. In the event of a full abatement of rent as aforesaid, the term of this Lease shall be extended automatically for a period equal to the period of such abatement.

        Section 4. Tenant's Property. Notwithstanding anything contained in
Section 1, Landlord is not obligated to repair or restore damage to Tenant's trade fixtures, furniture, equipment, or other personal property, or any Tenant improvements.

        Section 5.  Damage to Building.  If:

        (i) more than forty percent (40%) of either Building is damaged and the Landlord decides not to repair and restore such Building;

        (ii) any mortgagee of either Building shall not allow adequate insurance proceeds for repair and restoration;

        (iii) the damage is not covered by Landlord's insurance required by
Article VIII, Section 1; or

        (iv) the Lease is in the last twelve (12) months of its term;

then Landlord may cancel this Lease. To cancel, Landlord must give notice to Tenant within thirty (30) days after the Landlord knows of the damage. The notice must specify the cancellation date, which shall be at least thirty (30) but not more than sixty (60) days after the date notice is given.

        Section 6. Cancellation. If either party cancels this Lease as permitted by this Article, then this Lease shall end on the day specified in the cancellation notice. The Base Rent, Additional Rent, and other charges shall be payable up to the cancellation date and shall account for any abatement. Landlord shall promptly refund to Tenant any prepaid, unaccrued Rent and Additional Rent, accounting for any abatement, plus security deposit, if any, less any sum then owing by Tenant to Landlord.


                                    ARTICLE X

                                 EMINENT DOMAIN

        If more than twenty percent (20%) of the floor area of the Premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, then either party hereto shall have the right to terminate this lease effective on the date physical possession is taken by the condemning authority or private purchaser.

        If less than twenty percent (20%) of the floor area of the Premises is taken for any public or quasi-public use in said manner, this Lease shall not terminate. However, in the event any portion of the Premises is taken and the Lease not terminated, the rental specified herein shall be reduced during the unexpired term of this Lease in proportion to the area of the area of the Premises so taken and the reduction shall be effective on the date physical possession is taken by the condemning authority or private purchaser.

        Any election to terminate this Lease following condemnation shall be evidenced only by written notice of termination delivered to the other party not later than fifteen (15) days after the date on which physical possession is taken by the condemning authority or private purchaser and shall be deemed effective as of the date of said taking. If, however, the Lease is not terminated following a partial condemnation, Landlord shall promptly make all necessary repairs or alterations to the Building(s) and Premises which are required to make the Building(s) usable by Tenant subsequent to such taking.

        All compensation awarded for any taking (or the proceeds of private sale in lieu thereof), whether for the whole or a part of the Premises, shall be the property of the Landlord whether such award is compensation for damages to Landlord's or Tenant's interest, provided Landlord shall have no interest in any award made to Tenant for loss of business or for the taking of Tenant's fixtures and other property within the Premises if a separate award for such items is made to Tenant.

                                   ARTICLE XI

                               DEFAULT AND WAIVER

        Section 1. Tenant's Default. Each of the following constitutes a default:

        (i) Tenant's failure to pay Base Rent, Additional Rent or any other sum due hereunder, or to procure or maintain insurance as required under Article VIII within five (5) days after Tenant receives notice from Landlord of Tenant's failure to pay Base Rent, Additional Rent, or such other sum or to procure or maintain insurance;

        (ii) Tenant's failure to pay Base Rent or Additional Rent by the due date, at any time during a calendar year in which Tenant has already received two notices of its failure to pay Base Rent or Additional Rent by the due date;

        (iii) Tenant's failure to perform or observe any other Tenant obligation, except the obligation to procure and maintain insurance pursuant to
Article VIII, after a period of thirty (30) days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure, after it receives notice from Landlord setting forth in reasonable detail the nature and extent of the failure and identifying the applicable Lease provision;

        (iv) Tenant's abandoning or vacating the Premises if Tenant fails to timely pay the Base Rent, Additional Rent, and other charges due under the Lease by the due date;

        (v) Tenant's failure to vacate or stay any of the following within thirty (30) days after they occur:

        A.     a petition in bankruptcy is filed by or against Tenant;

        B.     Tenant is adjudicated as bankrupt or insolvent;

        C. a receiver, trustee, or liquidator is appointed for all or a substantial part of Tenant's property; or

        D.     Tenant makes an assignment for the benefit of creditors.

        Section 2.  Landlord's Remedies.

        (i) Landlord, in addition to the remedies given in this Lease or under the law, may do one or more of the following if Tenant commits a default under
Section 1:

        A. end this Lease, and Tenant shall then surrender the Premises to Landlord;

        B. enter and take possession of the Premises either with or without process of law and remove Tenant, with or without having ended the Lease; and

        C.  alter locks and other security devices at the Premises.

        Tenant waives claims for damages by reason of Landlord's reentry, repossession, or alteration of locks or other security devices and for damages by reason of any legal process.

        (ii) Landlord's exercise of any of its remedies or its receipt of Tenant's keys shall not be considered an acceptance of surrender or a surrender of the Premises by Tenant. A surrender must be agreed to in writing by Landlord.

        (iii) If Landlord ends this Lease or ends Tenant's right to possess the Premises because of a default, Landlord may hold Tenant liable for Base Rent, Additional Rent, and other indebtedness accrued to the date the Lease ends. Tenant shall also be liable for the Base Rent, Additional Rent and other indebtedness that otherwise would have been payable by Tenant during the remainder of the term had there been no default, reduced by any sums Landlord receives by reletting the Premises during the term. If Landlord is able to relet the Premises during any part of the remainder of the term, at a rental in excess of that provided for under this Lease, Tenant shall not be entitled to any such excess rental and Tenant waives any claim thereto.

        (iv) Tenant shall also be liable for that part of the following sums paid by Landlord and attributable to that part of the term ended due to Tenant's default:

        A. reasonable broker's fees incurred by Landlord for reletting part or all of the Premises prorated for the part of the reletting term ending concurrently with the then current term of this Lease;

        B.  the cost of removing and storing Tenant's property;

        C. the cost of minor repairs, alterations, and remodeling necessary to put the Premises in a condition reasonably acceptable to a new tenant; and

        D. other necessary and reasonable expenses incurred by Landlord in enforcing its remedies.

        (v) Landlord may sue and take any other action provided by law to collect the amounts due hereunder at any time and from time to time without waiving its rights to sue for and collect further amounts due from Tenant hereunder.

        Section 3. Waiver. The waiver by Landlord of any breach of any covenant or agreement herein contained shall not be deemed to be waiver of such covenant or agreement or any subsequent breach of the same or any other covenant or agreement herein contained. The subsequent acceptance of rent or of any other payment or charge hereunder by Landlord shall not be deemed to be a waiver of any breach by Tenant of any covenant or agreement of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such breach at the time of acceptance of such rent.

        Section 4. Landlord's Default. Landlord's failure to perform or observe any of its Lease obligations after a period of thirty (30) days or the additional time, if any, that is reasonably necessary promptly and diligently to cure or to commence the cure such failure after receiving notice from Tenant, is a default. The notice shall be in writing and give in reasonable detail the nature and extent of the failure and identify the Lease provisions(s) containing the obligations(s). If Landlord commits a default, Tenant may pursue any remedies given to Tenant in this Lease or under the law.

        Section 5. Survival. The remedies provided in this Article XI and the indemnities provided in Article VIII, Sections 5 and 6 shall survive the ending of this Lease. Any other provision of this Lease which by its nature would require the survival of the ending of this Lease, shall also survive the ending of this Lease.


                                   ARTICLE XII

                            ASSIGNMENT AND SUBLETTING

        Section 1. Consent Required. Tenant shall not transfer, mortgage, encumber, assign, or sublease all or part of the Premises without Landlord's advance written consent. Landlord's consent to any assignment or sublease shall not be unreasonably withheld or unduly delayed.

        Section 2. Reasonableness. Landlord's consent shall not be considered unreasonably withheld if:

        (i) the proposed subtenant's or assignee's financial responsibility does not meet the same criteria Landlord uses to select comparable tenants for the Buildings;

        (ii) the proposed subtenant's or assignee's business is not suitable for the Buildings considering the business of the other tenants and the prestige of the Buildings; or

        (iii) the proposed use is inconsistent with the use permitted by Article VII, Section 1.

        Section 3.  Procedure.  Tenant must provide Landlord in writing:

        (i)  the name and address of the proposed subtenant or assignee;

        (ii) the nature of the proposed subtenant's or assignee's business it will operate in the Premises;

        (iii)  the terms of the proposed sublease or assignment; and

        (iv) reasonable financial information so that Landlord can evaluate the proposed subtenant or assignee under this paragraph.

        Landlord shall, within thirty (30) days after receiving the information required under this Article, give notice to Tenant to permit or deny the proposed sublease or assignment. If Landlord denies consent, it must explain the reasons for the denial. If Landlord does not give notice within the thirty (30) day period, then Tenant may sublease or assign part or all of the Premises upon the terms Tenant gave in the information under this Article.

        Section 4. Conditions. Subleases and assignments by Tenant are also subject to:

        (i)  The terms of this Lease;

        (ii) The term shall not extend beyond the Lease term;

        (iii) Tenant shall remain liable for all Lease obligations;

        (iv) Consent to one sublease or assignment does not waive the consent requirements for future assignments or subleases; and

        (v) Fifty (50%) percent of the consideration ("Excess Consideration") received by Tenant from an assignment or sublease that exceeds the amount Tenant must pay Landlord, which amount is to be prorated where a part of the Premises is subleased or assigned, shall also be paid to Landlord. Excess Consideration shall exclude reasonable leasing commissions paid by Tenant, payments attributable to the amortization of the cost of Tenant improvements made to the Premises at Tenant's cost for the assignee or sublessee, and other reasonable, out-of-pocket costs paid by Tenant, such as attorney's fees directly related to Tenant's obtaining an assignee or sublessee. Tenant shall pay this Excess Consideration to Landlord at the end of each calendar year during which tenant collects any Excess Consideration. Each payment shall be sent with a detailed statement showing:

        A. The total consideration paid by the subtenant or assignee and

        B. Any exclusions from the consideration permitted by this paragraph.

        Landlord shall have the right to audit Tenant's books and records to verify the accuracy of the detailed statement.

                                  ARTICLE XIII

                                  SUBORDINATION

        Tenant shall, upon request by Landlord, subject and subordinate all or any of its rights under this Lease to any and all mortgages and deeds of trust now existing or hereafter placed on either Building; provided, however, that Tenant will not be disturbed in the use or enjoyment of the Premises so long as it is not in default hereunder. Tenant agrees that this Lease shall remain in full force and effect notwithstanding any default or foreclosure under any such mortgage or deed of trust and that it will attorn to the mortgagee, trustee or beneficiary of such mortgage or deed of trust, and the successor or assign of any of them, and to the purchaser or assignee under any foreclosure. Tenant will, upon request by Landlord, execute and deliver to Landlord, or to any other person designated by Landlord, any instrument or instruments, including, but not limited to, such subordination, attornment and nondisturbance agreement as may be required by the beneficiary in any deed of trust on the property required to given effect to the provisions of this paragraph and shall execute and deliver to Landlord such amendments to this Lease as may be required by a proposed beneficiary in a deed of trust on the Property; provided, however, that such amendments do not materially increase the obligations and duties of Tenant hereunder.

                                   ARTICLE XIV

                               GENERAL PROVISIONS

        Section 1. Transfer of Landlord's Interest. The term "Landlord" as used in this Lease means only the owner or the mortgagee in possession for the time being of the Buildings or Property or the owner of the Lease of the Buildings or Property so that in the event of any sale of said Buildings or Property or said Lease, or in the event of a lease of said Buildings, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser at any such sale or lease of the Buildings or Property, that the purchaser or the lessee of the Buildings or Property has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

        Notwithstanding anything to the contrary contained in this Lease, it is specifically understood and agreed that the liability of the Landlord hereunder shall be limited to the equity of the Landlord in the Property in the event of a breach or the failure of Landlord to perform any of the terms, covenants, conditions and agreements of this Lease to be performed by Landlord. In furtherance of the foregoing, the Tenant hereby agrees that any judgment it may obtain against Landlord as a result of the breach of this Lease as aforesaid shall be enforceable solely against the Landlord's interest in the Property. It is further agreed that none of the stockholders, officers, directors or heirs of stockholders, officers or directors of Tenant shall be personally liable with respect to any covenants or conditions of this Lease.

        Any security given by Tenant to Landlord to secure performance of Tenant's obligations hereunder may be assigned and transferred by Landlord to the successor in interest to Landlord; and, upon acknowledgement by such successor of receipt of such security and its express assumption of the obligation to account to Tenant for such security in accordance with the terms of this Lease, Landlord shall thereby be discharged of any further obligation relating thereto.

        Landlord's assignment, sale or transfer of the Lease or of any or all of its rights herein shall in no manner affect Tenant's obligations hereunder. Tenant shall thereafter attorn and look to such assignee as Landlord; provided, Tenant first has written notice of such assignment of Landlord's interest.

        Section 2. Landlord Not Partner. It is expressly understood and agreed that the Landlord is a not a partner, joint venturer or associate of Tenant in the conduct of Tenant's business, that the provisions of this Lease with respect to the payment by Tenant of rent are not sharing of profits and that the relationship between the parties hereby is and shall remain at all times that of landlord and tenant.

        No provision of this Lease shall be construed to impose upon the parties hereto any obligation or restriction not expressly set forth herein.

        Section 3. Recording. The recording of this Lease is prohibited except as allowed in this section. However, at the request of either party, the parties shall promptly execute and record, at the cost of the requesting party, a short form memorandum describing the Premises and stating the term of this Lease, its Commencement and Termination Dates, and any other information the parties agree to include.

        Section 4. Additional Instruments. The parties agree to execute and deliver any instruments in writing necessary to carry out any agreement, terms, condition or assurance in this Lease whenever occasion shall arise and reasonable request for such instrument shall be made.

        Section 5. Lease Not an Offer. Landlord has given this Lease to Tenant for review. It is not an offer to lease. This Lease shall not be binding unless signed by both parties.

        Section 6. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person(s), firm(s), or corporation(s) may require.

        Section 7. Counterparts. This Lease may be executed in counterparts, all of which taken together, shall be deemed one original.

        Section 8. Amendment and Modification. This Lease embodies the full agreement of the parties and supersedes any and all prior understandings or commitments concerning the subject matter of this Lease. Any modification or amendment must be in writing and signed by both parties.

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

        Section 9. Binding Effect. This Lease shall be binding upon and inure to the benefit of the parties hereto, their assigns, administrators, successors, estates, heirs and legatees respectively, except as herein provided to the contrary.

        Section 10. Controlling Law. This Lease and the rights of the Landlord and Tenant hereunder shall be construed and enforced in accordance with the law of the State of North Carolina.

        Section 11. Partial Invalidity. In the event that any part or provision of this Lease shall be determined to be invalid or unenforceable, the remaining parts and provisions of said Lease which can be separate from the invalid, unenforceable provision shall continue in full force and effect.

        Section 12. Captions. The section titles, numbers and captions contained in this Lease are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, modify, or describe the scope or intent of this Lease nor any provision herein.

        Section 13. Relocation. In the event Tenant occupies office space amounting to less than fifty percent (50%) of the total area of any floor of either Building, the Landlord shall have the right to relocate the Tenant to another location within such Building. Landlord will pay all actual costs of the relocation. Such a relocation is to be preceded by the Landlord's giving the Tenant thirty (30) days written notice of such a move.

        Section 14. Right of First Refusal. Landlord agrees that if it receives a bona fide offer (the "OFFER") to rent any areas of the Buildings, which Offer Landlord intends to accept, Landlord will offer to lease said area to Tenant on the same terms and conditions as those specified in the Offer. Tenant shall then have the right within five (5) days to accept Landlord's Offer and enter into a lease for the additional area. If Tenant shall not accept Landlord's Offer within the same period, Landlord may then lease the area on the terms and conditions set forth in the Offer. Landlord shall be obligated to make Offers to Tenant during the term or extension of this Lease, unless Tenant has notified Landlord that it intends to vacate the Premises at the end of the term or applicable extension.

        Section 15. Time of Essence. Time is of the essence in the performance of the provisions of this Lease.

        Section 16. Warranties. Tenant warrants that it has had no dealing with any broker or agent in connection with the negotiation or execution of this Lease and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

        Section 17. Authority of Parties. Each party warrants that it is authorized to enter into this Lease, that the person signing on its behalf is duly authorized to execute the Lease, and that no other signatures are necessary.

        Section 18. Termination of Existing Lease. Effective as of the Commencement Date hereunder, Landlord and Tenant acknowledge and agree that the Lease entered into between Landlord and Tenant dated June 1, 1993, related to the lease by Tenant from Landlord of a portion of the Premises shall automatically and immediately terminate and be of no further force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed under seal the date and year first above written.

ATTEST:                      LANDLORD:
                             BEACON INVESTMENT CORPORATION


/s/ Karen D'Eredita              /s/ Umesh Kasbekar
___________________________  By_____________________________
Asst.                                         Vice
_____________ Secretary                  ________________ President


[CORPORATE SEAL]




ATTEST:                      TENANT:
                                    COCA-COLA BOTTLING CO. CONSOLIDATED

/s/ Patricia Gill                /s/ David V. Singer
___________________________  By_____________________________
Asst.                                        Vice
______________ Secretary                 _________________ President


[CORPORATE SEAL]


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